Exhibit 10.2

EXECUTION VERSION

AMENDED AND RESTATED SECURITY AGREEMENT

Dated as of June 20, 2013

From

DANA HOLDING CORPORATION,

- and -

the other Grantors referred to herein

as Grantors

to

CITIBANK, N.A.,

as Collateral Agent

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T A B L E  O F  C O N T E N T S

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Section 26. Execution in Counterparts	18

Section 27. Governing Law	18

Schedules

Schedule I	-	Pledged Deposit Accounts/Securities Accounts
Schedule II	-	[Reserved]
Schedule III	-	Chief Executive Office, Type of Organization, Jurisdiction of Organization and Organizational Identification Number
Schedule IV	-	Changes in Name, Location, Etc.
Schedule V	-	Locations of Inventory

Exhibits

Exhibit A	-	Form of Security Agreement Supplement

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AMENDED AND RESTATED SECURITY AGREEMENT

AMENDED AND RESTATED SECURITY AGREEMENT, dated as of June 20, 2013 (this “Agreement”), made by DANA HOLDING CORPORATION (the “Borrower”), the other Persons listed on the signature pages hereof and the Additional Grantors (as defined in Section 21) (the Borrower, the Persons so listed and the Additional Grantors being, collectively, the “Grantors”), to CITIBANK, N.A., as collateral agent (in such capacity, together with any successor collateral agent appointed pursuant to Article VII of the Credit Agreement (as hereinafter defined), the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

PRELIMINARY STATEMENTS.

1. The Borrower and the Guarantors (as defined in the Credit Agreement) have entered into that certain Second Amended and Restated Revolving Credit and Guaranty Agreement, dated as of February 24, 2011 (“Existing Credit Agreement”).

2. The Borrower and Guarantors have agreed with the Lenders and the Agents (each as defined in the Credit Agreement) to further amend and restate the Existing Credit Agreement in its entirety (said agreement dated as of June 20, 2013 and as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”).

3. As a condition precedent to the making of Advances by the Lender Parties under the Existing Credit Agreement and the entry into Secured Hedge Agreements by the Hedge Banks from time to time, each Grantor executed and delivered that certain Revolving Facility Security Agreement, dated January 31, 2008 (as amended by Amendment No. 1 to the Revolving Credit and Guaranty Agreement and Amendment No. 1 to the Revolving Facility Security Agreement dated as of April 30, 2009 and Amendment No. 2 to the Revolving Facility Security Agreement and Collateral Document confirmation dated as of February, 24, 2011) made by the Grantors to the Collateral Agent (the “Existing Revolving Facility Security Agreement”).

4. The Borrower and Guarantors have agreed with the Lenders and the Agents (each as defined in the Security Agreement) to amend and restate the Existing Revolving Facility Security Agreement in its entirety to read as set forth in this agreement dated as of June 20, 2013 (as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Security Agreement”).

5. Each Grantor is the owner of the deposit accounts (together with any deposit accounts as to which such Grantor has complied with the requirements of Section 5(a), the “Pledged Deposit Accounts”) set forth opposite such Grantor’s name on Schedule I hereto; provided that the term “Pledged Deposit Accounts” shall not include the Excluded Accounts.

6. Each Grantor is the owner of the securities accounts (the “Securities Accounts”) set forth opposite such Grantor’s name on Schedule I hereto.

7. Upon the request of the Collateral Agent, the Borrower will establish a deposit account (the “Collateral Account”) with the Collateral Agent, for its own benefit and the benefit of the other Secured Parties, under the sole and exclusive dominion and control of the Collateral Agent, in the name of the Collateral Agent or as the Collateral Agent shall otherwise direct, which account will be subject to the terms and conditions of this Agreement.

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8. It is a condition precedent to the making of Advances by the Lender Parties under the Credit Agreement and the entry into the Secured Hedge Agreements by the Hedge Banks from time to time that the Grantors shall have granted the security interest and made the pledge and assignment contemplated by this Agreement.

9. Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents.

10. Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement. Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9. “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority. In addition, this Agreement and the terms used herein shall be subject to the rules of construction as set forth in Section 1.04 of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lender Parties to make Advances under the Credit Agreement and to induce the Hedge Banks to enter into Secured Hedge Agreements from time to time, each Grantor hereby agrees with the Collateral Agent for the ratable benefit of the Secured Parties as follows:

Section 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to the following personal property, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

(a) all inventory in all of its forms, including, without limitation, (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof; (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor), and all accessions thereto and products thereof and documents therefor, including, without limitation, computer programs and supporting information that constitute inventory within the meaning of the UCC (any and all such property being the “Inventory”);

(b) all accounts (including, without limitation, health care insurance receivables), chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper), instruments (including, without limitation, promissory notes), deposit accounts, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, Liens, leases and other contracts securing or otherwise relating to the foregoing property (any and all of such accounts, chattel paper, instruments, deposit accounts, general intangibles and other obligations, to the extent not referred to in clauses (d), (e) or (f) below, being the “Receivables,” and any and all

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such supporting obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts being the “Related Contracts”);

(c) the following (collectively, the “Security Collateral”):

(i) the Securities Accounts, all security entitlements with respect to all financial assets from time to time credited to the Securities Accounts, and all financial assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such security entitlements or financial assets and all warrants, rights or options issued thereon or with respect thereto; and

(ii) all other investment property (including, without limitation, all (A) security entitlements, (B) securities accounts, (C) commodity contracts and (D) commodity accounts) in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all warrants, rights or options issued thereon or with respect thereto;

(d) the following (collectively, the “Account Collateral”):

(i) the Pledged Deposit Accounts, the Collateral Account and all funds and financial assets from time to time credited thereto (including, without limitation, all Cash Equivalents), and all certificates and instruments, if any, from time to time representing or evidencing the Pledged Deposit Accounts or the Collateral Account;

(ii) all promissory notes, certificates of deposit, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent for or on behalf of such Grantor in substitution for or in addition to any or all of the then existing Account Collateral; and

(iii) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;

(e) all books, records, account ledgers, data processing records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the collateral described in clauses (a) through (d) above; and

(f) all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (g) of this Section 1) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (B) cash;

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provided that, notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an assignment or pledge to or grant of a security interest in any of the following Collateral (each, an “Excluded Asset”): (i) any Collateral to the extent (but only so long as) the granting of a security interest therein is prohibited by applicable law or regulation unless any applicable consents or waivers have been obtained, (ii) any Collateral excluded under the Credit Agreement (including, but not limited to, the Excluded Accounts), (iii) assets of any Excluded Subsidiary, (iv) leases (subject to compliance with the requirements set forth in the Credit Agreement), licenses, instruments and agreements to the extent that the pledge of such leases, licenses, instruments and agreements hereunder would violate the respective terms thereof or give a right of termination thereunder, (v) motor vehicles, and (vi) any Collateral as to which the Administrative Agent determines, in its reasonable discretion at the request of the Borrower, that the costs of obtaining such a security interest, pledge or assignment are excessive in relation to the value of the security to be afforded thereby.

Section 2. Security for Obligations.

(a) This Agreement secures, in the case of each Grantor, the payment of all Obligations of such Grantor now or hereafter existing under the Loan Documents, the Secured Hedge Agreements and the Cash Management Obligations, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations being the “Secured Obligations”). Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and would be owed by such Grantor to any Secured Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

Section 3. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4. Delivery and Control of Security Collateral. Subject to any Intercreditor Agreement:

(a) With respect to the Securities Accounts listed on Schedule I, as of the Closing Date, the relevant Grantor will cause the securities intermediary with respect to each such account or security entitlement to maintain, as the case may be on the Closing Date, either (A) in its records the Collateral Agent as the entitlement holder thereof or (B) any agreement among such Grantor and the Collateral Agent that such securities intermediary will comply with entitlement orders originated by the Collateral Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Borrower and Collateral Agent (a “Securities Account Control Agreement”); provided, however, that the Collateral Agent will (i) not give any such orders except after the occurrence and during the continuance of an Event of Default and (ii) upon cure (but not a partial cure) or waiver of any previously continuing Event of Default, the Collateral Agent shall take such action, at the expense of such Grantor, as shall be reasonably necessary to reconvey to such Grantor the right to give entitlement orders and

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instructions or directions to any issuer of uncertificated securities or securities intermediary. For the avoidance of doubt, (1) as of the Closing Date, the Grantors have satisfied all requirements under this Section 4 to establish Securities Account Control Agreements on the Security Accounts listed on Schedule I and (2) subject to the provisions of Section 17, no Grantor will have an obligation to establish any Securities Account Control Agreement on Security Accounts established after the Closing Date.

(b) Upon the request of the Collateral Agent following the occurrence and during the continuance of an Event of Default, each Grantor will notify each issuer of Securities Collateral (other than any other Loan Party) in which a security interest has been granted by it hereunder that such Securities Collateral is subject to the security interest granted hereunder.

Section 5. Maintaining the Account Collateral. So long as any Secured Obligations shall remain outstanding or any Lender shall have any Commitment, subject to the terms and provisions of any Intercreditor Agreement:

(a) Each Grantor will maintain Pledged Deposit Accounts only with the financial institution acting as Collateral Agent hereunder or with a bank (a “Pledged Account Bank”) that has agreed with such Grantor and the Collateral Agent to comply with instructions originated by the Collateral Agent directing the disposition of funds in such deposit account without the further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Borrower and Collateral Agent (each, a “Deposit Account Control Agreement”); provided, however, that this Section 5(a) shall not apply to any Excluded Account or where the Collateral Agent is the bank. So long as a Cash Control Trigger Event has not occurred and is continuing, the Collateral Agent agrees that (i) it shall not issue any instructions to any Pledged Account Bank or withhold any withdrawal rights from such Grantor with respect to funds from time to time credited to any deposit account and (ii) upon (x) cure (but not a partial cure) or waiver of any previously continuing Cash Control Trigger Event, the Collateral Agent shall thereafter take such action, at the expense of such Grantor, as shall be reasonably necessary to reconvey to such Grantor the right to give instructions directing the disposition of funds credited to any such deposit account.

(b) After the occurrence and during the continuance of a Cash Control Trigger Event, each Grantor will promptly instruct each Person (an “Obligor”) obligated at any time to make any payment to such Grantor for any reason to make such payment to a Pledged Deposit Account or the Collateral Account, except that such Grantor shall not be under such obligation with respect to Persons (i) making payments to a Pledged Deposit Account or Collateral Account as of the date hereof, (ii) making payments to such Grantor less than $1,000,000 a year in the aggregate, or (iii) making payments to accounts not purported to be subject to the security interest of the Secured Parties in accordance with the Credit Agreement, if any.

(c) Notwithstanding anything contained in this Agreement to the contrary, upon the occurrence and during the continuance of a Cash Control Trigger Event and upon written notice thereof from Collateral Agent to the Pledged Account Bank (the “Notice of Exclusive Control”), (i) all cash and Cash Equivalents in the Pledged Deposit Account shall be transferred to the Collateral Account in accordance with Section 2.17 of the Credit Agreement and (ii) all cash and Cash Equivalents in the Collateral Account shall be applied in accordance with Section 2.17 of the Credit Agreement.

(d) If, at any time after the occurrence and during the continuance of a Cash Control Trigger Event, any cash or Cash Equivalents owned by any Grantor (other than amounts on

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deposit in Excluded Accounts) with respect to Collateral are deposited to any account, or held or invested in any manner, other than in a Pledged Deposit Account or the Collateral Account, the Collateral Agent may require the applicable Grantor to close such account and have all funds therein transferred to a Pledged Deposit Account, and all future deposits made to a Pledged Deposit Account. In addition to the foregoing, during the continuance of an Event of Default, upon the request of the Collateral Agent, each Grantor shall provide the Collateral Agent with an accounting of the contents in each Pledged Deposit Account, which shall identify, to the extent practical, the proceeds from the Non-ABL Collateral which were deposited in the Pledged Deposit Account and swept into the Collateral Account. Upon the receipt of the (y) contents of the Pledged Deposit Accounts, and (z) such accounting, the Collateral Agent agrees to remit to the collateral agent the proceeds from the Non-ABL Collateral received by the Collateral Agent.

(e) In the event that the Collateral Agent shall have delivered a Notice of Exclusive Control to a Pledged Account Bank at which a Pledged Deposit Account is held, and thereafter Availability exceeds $62,500,000 for twenty (20) consecutive days, the Collateral Agent, subject to no Event of Default existing at such time, shall deliver a written notice to such Pledged Account Bank rescinding the Notice of Exclusive Control previously delivered.

(f) Upon any termination by a Grantor of any Pledged Deposit Account, such Grantor will immediately (i) transfer all funds and property held in such terminated Pledged Deposit Account to another Pledged Deposit Account or other account if a Deposit Account Control Agreement is entered into in respect of such other account or the Collateral Account and (ii) notify all Obligors that were making payments to such Pledged Deposit Account to make all future payments to another Pledged Deposit Account or other account if a Deposit Account Control Agreement is entered into in respect of such other account or the Collateral Account, in each case so that the Collateral Agent shall have a continuously perfected security interest in such Account Collateral, funds and property.

Section 6. Investing of Amounts in the Collateral Account. The Collateral Agent will, subject to Sections 5, 7 and 19, from time to time (a) invest, or direct the applicable Pledged Account Bank to invest, amounts received with respect to the Collateral Account in such Cash Equivalents credited to the Collateral Account as the Borrower may select so long as no Cash Collateral Trigger Event has occurred and is continuing and the Collateral Agent may approve, and (b) invest interest paid on the Cash Equivalents referred to in clause (a) above, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in each case in such Cash Equivalents credited in the same manner. Interest and proceeds that are not invested or reinvested in Cash Equivalents as provided above shall be deposited and held in the Collateral Account subject to Sections 5, 7 and 19. In addition, subject to Sections 5, 7 and 19, the Collateral Agent shall have the right at any time to exchange, or direct the applicable Pledged Account Bank to exchange, such Cash Equivalents for similar Cash Equivalents of smaller or larger determinations, or for other Cash Equivalents, credited to the Collateral Account.

Section 7. Release of Amounts. So long as no Cash Control Trigger Event shall have occurred and be continuing , the Grantors shall have the sole and exclusive right to direct the applicable Pledged Account Bank to pay and release, to the applicable Grantor or at its order or, at the request of such Grantor, to the Administrative Agent to be applied to the Obligations of the Grantors under the Loan Documents, such amount, if any, as is then on deposit in the Collateral Account and the Pledged Deposit Accounts.

Section 8. Representations and Warranties. Each Grantor represents and warrants as follows:

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(a) As of the Closing Date, such Grantor’s exact legal name, chief executive office, type of organization, jurisdiction of organization and organizational identification number is as set forth in Schedule IV hereto. Within the five years preceding the Closing Date, such Grantor has not changed its name, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule IV hereto except as set forth in Schedule IV hereto.

(b) Such Grantor is the legal and beneficial owner of the Collateral granted or purported to be granted by it free and clear of any Lien, claim, option or right of others, except for (x) Permitted Liens and (y) the security interest created under this Agreement or as permitted under the Credit Agreement. To the best of such Grantor’s knowledge, no valid or effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to the Loan Documents or as otherwise permitted under the Credit Agreement.

(c) All of the Inventory of such Grantor are located at the places specified therefor in Schedule V hereto or at another location as to which such Grantor has complied with the requirements of Section 10(a). Such Grantor has exclusive possession and control of its Inventory, other than Inventory stored at any leased premises or warehouse.

(d) None of the Receivables is evidenced by a promissory note or other instrument that has not been delivered to the Collateral Agent.

(e) If such Grantor is an issuer of Security Collateral, such Grantor confirms that it has received notice of the security interest granted hereunder to the extent required under this Agreement.

(f) Such Grantor has no deposit accounts, other than the Pledged Deposit Accounts listed on Schedule I hereto, Excluded Accounts, and additional Pledged Deposit Accounts as to which such Grantor has complied with the applicable requirements of Section 5.

(g) This Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid security interest in the Collateral granted by such Grantor (to the extent such matter is governed by the laws of the United States, or a jurisdiction located therein), securing the payment of the Secured Obligations and when (i) financing statements and other filings, including, without limitation, filings with the United States Patent and Trademark Office or the United States Copyright Office, in appropriate form are filed in the applicable filing offices and (ii) upon the taking of possession or control by the Collateral Agent of the Collateral with respect to which a security interest may be perfected only by possession or control, the Liens created by this Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors in the Collateral (other than such Collateral in which a security interest cannot be perfected by such action under the UCC as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens and other Liens created or permitted by the Loan Documents.

(h) No governmental authorization, and no notice to or filing with, any governmental authority or other third party is required for (i) the grant by such Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection or maintenance of the security interest created hereunder, to the extent such perfection is required hereunder and can be accomplished under applicable laws of the

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United States or any jurisdiction located therein (except for the filing of financing statements and continuation statements under the UCC, which financing statements have been or will be filed after the date hereof and, at such time, will be in full force and effect, or (iii) the exercise by the Collateral Agent or any Lender Party of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally.

(i) Except where failure to so comply would not be reasonably likely to have a Material Adverse Effect, the Inventory that has been produced or distributed by such Grantor has been produced in compliance with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act and similar laws affecting such Grantor.

Section 9. Further Assurances.

(a) Each Grantor agrees that from time to time, at the expense of such Grantor and subject to any Intercreditor Agreement, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary, or that the Collateral Agent may reasonably request, in order to perfect and maintain perfection of any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Without limiting the generality of the foregoing, each Grantor will promptly with respect to Collateral of such Grantor: (i) upon the occurrence and during the continuance of an Event of Default, and upon the reasonable request of the Collateral Agent, mark conspicuously each document included in Inventory, each chattel paper included in Receivables, each Related Contract and, at the reasonable request of the Collateral Agent, each of its records pertaining to such Collateral with a legend, in form and substance reasonably satisfactory to the Collateral Agent, indicating that such document, chattel paper, Related Contract or Collateral is subject to the security interest granted hereby; (ii) if any such Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Collateral Agent hereunder such note or instrument or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Collateral Agent; (iii) execute or authenticate and file, or authorize the Collateral Agent to file, such financing or continuation statements, or amendments thereto and such other instruments or notices, as may be necessary, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; (iv) take all action reasonably necessary to ensure that the Collateral Agent has control of Collateral consisting of deposit accounts, electronic chattel paper and investment property as provided in Sections 9-104, 9-105 and 9-106 of the UCC to the extent required hereunder; and (v) promptly deliver to the Collateral Agent evidence that all other actions that the Collateral Agent may deem reasonably necessary in order to perfect and protect the security interest granted or purported to be granted by such Grantor under this Agreement have been taken.

(b) Each Grantor hereby authorizes the Collateral Agent to file one or more UCC financing statements or continuation statements, and amendments thereto as such asset shall be covered by the granting clause of this Agreement. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

(c) Each Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other

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reports in connection with such Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

Section 10. As to Inventory.

(a) Each Grantor will keep its Inventory (other than Inventory sold in the ordinary course of business or is obsolete, slow-moving, non-conforming or unmerchantable or is identified as a write-off, overstock or excess by such Grantor or does not otherwise conform to the representations and warranties contained in the Loan Documents with respect to the Collateral) at the places therefor specified in Section 7(c) or, in the case of Inventory with an aggregate value in excess of $1,000,000, upon 30 days’ prior written notice to the Collateral Agent, at such other places designated by such Grantor in such notice.

(b) In producing its Inventory, each Grantor will comply with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act and similar laws affecting such Grantor, except where failure to so comply would not be reasonably likely to have a Material Adverse Effect.

Section 11. Insurance.

(a) Each Grantor will, at its own expense, maintain insurance with respect to its Inventory in accordance with the requirements of the Credit Agreement. Each policy of each Grantor for liability insurance shall provide for all losses to be paid on behalf of the Collateral Agent and such Grantor as their interests may appear. Each such policy shall in addition (i) name such Grantor and the Collateral Agent as additional insured parties or loss payees thereunder, as the case may be, (without any representation or warranty by or obligation upon the Collateral Agent) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to the Collateral Agent as their interest may appear under the additional insured or loss payee provision as the case may be notwithstanding any action, inaction or breach of representation or warranty by such Grantor, (iii) provided that there shall be no recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto and (iv) endeavor to provide that at least 10 days’ prior written notice of cancellation or of lapse shall be given to the Collateral Agent by the insurer otherwise, Grantor shall provide such notices. If an Event of Default has occurred and is continuing, each Grantor will, at the request of the Collateral Agent, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 10 and cause the insurers to acknowledge notice of such assignment.

(b) Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 11 may be paid directly to the Person who shall have incurred liability covered by such insurance.

(c) So long as no Event of Default shall have occurred and be continuing, all insurance payments received by the Collateral Agent in connection with any loss, damage or destruction of any Inventory will be released by the Collateral Agent to the applicable Grantor. Upon the occurrence and during the continuance of any Event of Default, all insurance payments in respect of such Inventory shall be paid to the Collateral Agent and shall, in the Collateral Agent’s sole discretion, (i) be released to the applicable Grantor or (ii) be held as additional Collateral hereunder or applied as specified in Section 17(b).

Section 12. Post-Closing Changes; Collections on Receivables and Related Contracts.

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(a) No Grantor will change its name, type of organization, jurisdiction of organization, organizational identification number or chief executive office from those set forth in Section 8(a) of this Agreement without first giving at least 30 days’ prior written notice to the Collateral Agent (or such shorter period of time as agreed to by the Collateral Agent) and each Grantor will take all action reasonably required by the Collateral Agent in connection therewith for the purpose of perfecting or protecting the security interest granted by this Agreement.

(b) Each Grantor, at the Collateral Agent’s direction upon the occurrence and during the continuance of an Event of Default, will take such action as such Grantor or the Collateral Agent may deem reasonably necessary or advisable to enforce collection of the Receivables and Related Contracts of such Grantor; provided, however, that the Collateral Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify each Obligor under any Receivables and Related Contracts of the assignment of such Receivables and Related Contracts to the Collateral Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Receivables and Related Contracts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Receivables and Related Contracts, including, without limitation, those set forth set forth in Section 9-607 of the UCC. After receipt by any Grantor of the notice from the Collateral Agent referred to in the proviso to the preceding sentence upon the occurrence and during the continuance of an Event of Default, subject to any Intercreditor Agreement (i) all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the Receivables and Related Contracts of such Grantor shall be deemed to be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement) to be deposited in a Pledged Deposit Account to be designated by Collateral Agent and either (A) released to such Grantor on the terms set forth in Section 7 if such Event of Default has been cured or waived or (B) if any Event of Default shall have occurred and be continuing, applied as provided in Section 17(b) and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Receivable or amount due on any Related Contract, release wholly or partly any Obligor thereof or allow any credit or discount thereon. No Grantor will permit or consent to the subordination of its right to payment under any of the Receivables and Related Contracts to any other indebtedness or obligations of the Obligor thereof.

(c) The Collateral Agent shall have the right to make test verification of the Receivables (other than Receivables that any Loan Party is required to maintain as “classified”) in any manner and through any medium that it considers advisable in its reasonable discretion, and each Grantor agrees to furnish all such assistance and information as the Collateral Agent may reasonably require in connection therewith.

Section 13. As to Intellectual Property.

(a) Without limiting any other rights of the Collateral Agent hereunder, for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of such Grantor’s intellectual and similar

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property, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing (the “Intellectual Property”) now owned or hereafter acquired by such Grantor, and wherever the same may be located (whether or not any license agreement by and between any Grantor and any other Person relating to the use of such Intellectual Property may be terminated hereafter), and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, provided, however, that any such license granted by the Collateral Agent to a third party shall include reasonable and customary terms necessary to preserve the existence, validity and value of the affected Intellectual Property, including without limitation, provisions requiring the continuing confidential handling of trade secrets, requiring the use of appropriate notices and prohibiting the use of false notices, protecting and maintaining the quality standards of the trademarks in the manner set forth below (it being understood and agreed that, without limiting any other rights and remedies of the Collateral Agent under this Agreement, any other Loan Document or applicable law, nothing in the foregoing license grant shall be construed as granting the Collateral Agent rights in and to such Intellectual Property above and beyond (x) the rights to such Intellectual Property that each Grantor has reserved for itself and (y) in the case of Intellectual Property that is licensed to any such Grantor by a third party, the extent to which such Grantor has the right to grant a sublicense to such Intellectual Property hereunder).

(b) Each use of such license by the Collateral Agent may only be exercised, at the option of the Collateral Agent, during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall immediately terminate at such time as the Collateral Agent is no longer lawfully entitled to exercise its rights and remedies under this Agreement. Nothing in this Section 13 shall require a Grantor to grant any license that is prohibited by any rule of law, statute or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument or other document evidencing, giving rise to or theretofore granted, with respect to such property or otherwise unreasonably prejudices the value thereof to the relevant Grantor. In the event the license set forth in this Section 13 is exercised with regard to any trademarks, then the following shall apply: (i) all goodwill arising from any licensed or sublicensed use of any trademark shall inure to the benefit of the Grantor; (ii) the licensed or sublicensed trademarks shall only be used in association with goods or services of a quality and nature consistent with the quality and reputation with which such trademarks were associated when used by Grantor prior to the exercise of the license rights set forth herein; and (iii) at the Grantor’s request and expense, licensees and sublicensees shall provide reasonable cooperation in any effort by the Grantor to maintain the registration or otherwise secure the ongoing validity and effectiveness of such licensed trademarks.

Section 14. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor’s attorney-in-fact (such appointment to cease upon the payment in full in cash of all the Secured Obligations), with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, in the Collateral Agent’s reasonable discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary to accomplish the purposes of this Agreement, including, without limitation:

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(a) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 11,

(b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(c) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and

(d) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of the rights of the Collateral Agent with respect to any of the Collateral.

Section 15. Collateral Agent May Perform. Upon the occurrence and during the continuance of an Event of Default, if any Grantor fails to perform any agreement contained herein, the Collateral Agent may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 17.

Section 16. The Collateral Agent’s Duties.

(a) The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the safe custody of any Collateral in its possession or in the possession of an Affiliate of the Collateral Agent or any designee (including without limitation, a Subagent) of the Collateral Agent acting on its behalf and the accounting for moneys actually received by it or its Affiliates hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent and any of its Affiliates or any designee (including without limitation, a Subagent) on its behalf shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession or in the possession of an Affiliate or any designee (including without limitation, a Subagent) on its behalf if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(b) Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each, a “Subagent”) for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Security Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder and pursuant to the terms hereof, with respect to such Collateral, and (iii) the term “Collateral Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent

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with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.

Section 17. Remedies. If any Event of Default shall have occurred and be continuing:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; (iii) to the extent permitted under such Grantor’s lease, occupy any premises where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Receivables, the Related Contracts and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Account Collateral and (C) exercise all other rights and remedies with respect to the Receivables, the Related Contracts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 17) in whole or in part by the Collateral Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, subject to any Intercreditor Agreement, in the following manner:

(i) first, paid ratably to each Agent for any amounts then owing to such Agent pursuant to Section 9.04 of the Credit Agreement or otherwise under the Loan Documents; and

(ii) second, ratably (1) paid to the Lenders for any amounts then owing to them, in their capacities as such, in respect of the Obligations under the Revolving Facility ratably in accordance with such respective amounts then owing to such Lenders, (2) paid to each Lender Party (or its applicable Affiliate) for any amounts then owing to

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such Lender Party (or such Affiliate) in respect of Cash Management Obligations in an aggregate amount for all such obligations not to exceed $25,000,000, (3) paid to each Lender Party (or its applicable Affiliate) for any amounts then owing to such Lender Party (or such Affiliate) in respect of Bank Product Obligations in an aggregate amount for all such obligations not to exceed the sum of $125,000,000 and (4) deposited as Collateral in the L/C Cash Collateral Account up to an amount equal to 105% of the aggregate Available Amount of all outstanding Letters of Credit, provided that in the event that any such Letter of Credit is drawn, the Collateral Agent shall pay to the Issuing Bank that issued such Letter of Credit the amount held in the L/C Cash Collateral Account in respect of such Letter of Credit, provided further that, to the extent that any such Letter of Credit shall expire or terminate undrawn and as a result thereof the amount of the Collateral in the L/C Cash Collateral Account shall exceed 105% of the aggregate Available Amount of all then outstanding Letters of Credit, such excess amount of such Collateral shall be applied in accordance with the remaining order of priority set out in this Section 17.

(iii) third, ratably to each Lender Party (or its applicable Affiliate) for any amounts then owing to such Lender Party (or such Affiliate), only to the extent permitted to be secured by the Credit Agreement, in respect of Designated Subordinated Amounts.

(c) Any surplus of such cash or cash proceeds held by or on the behalf of the Collateral Agent and remaining after payment in full of all the Secured Obligations shall be distributed pursuant to any relevant Intercreditor Agreement.

(d) All payments received by any Grantor under or in connection with the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).

(e) The Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to the Account Collateral or in any other deposit account.

(f) The Collateral Agent may send to each bank, securities intermediary or issuer party to any Deposit Account Control Agreement, Securities Account Control Agreement or Uncertificated Security Control Agreement a “Notice of Exclusive Control” as may be defined in and under such Agreement.

(g) [Reserved].

(h) The Collateral Agent is authorized, in connection with any sale of the Security Collateral pursuant to this Section 17, to deliver or otherwise disclose to any prospective purchaser of the Security Collateral any information in its possession relating to such Security Collateral.

Section 18. Maintenance of Records. Each Grantor will keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, in all material respects, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other material dealings concerning the Collateral. For the Collateral Agent’s further security, each Grantor agrees that the Collateral Agent shall have a property interest in all of such Grantor’s books and

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records pertaining to the Collateral and, upon the occurrence and during the continuation of an Event of Default, such Grantor shall deliver and turn over any such books and records to the Collateral Agent or to its representatives at any time on demand of the Collateral Agent.

Section 19. Indemnity and Expenses.

(a) Each Grantor severally agrees (to the extent not promptly reimbursed by the Borrower) to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”), pro rata, from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceedings or preparation of a defense in connection therewith) this Agreement, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s own gross negligence or willful misconduct of its affiliates, directors, officers, employees, advisors or agents. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 19(a) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Grantor, its directors, shareholders or creditors or any Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the Transaction is consummated. The Grantors also agree not to assert any claim against the Collateral Agent, any Secured Party or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the this Agreement.

(b) Each Grantor agrees to pay (to the extent not promptly reimbursed by the Borrower) within 30 days of demand (i) all reasonable, documented out-of-pocket costs and expenses of the Collateral Agent in connection with the preparation, execution, delivery, administration, modification and amendment of, any consent or waiver under, or legal advice in respect of rights or responsibilities under, this Agreement and (ii) all reasonable, documented and out-of-pocket costs and expenses of the Collateral Agent in connection with the enforcement of (whether through negotiations, legal proceedings or otherwise) the Agreement.

Section 20. Limitations on Liens on Collateral. Each Grantor will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral except Liens permitted under Section 5.02(a) of the Credit Agreement and will defend the right, title and interest of the Collateral Agent in and to all of such Grantor’s rights under the Collateral against the claims and demands of all Persons whomsoever other than claims or demands arising out of Liens permitted under Section 5.02(a) of the Credit Agreement.

Section 21. Amendments; Waivers; Additional Grantors; Etc.

(a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by each Grantor and the Collateral Agent, and then such waiver or consent (which consent shall not be unreasonably withheld, delayed or conditioned) shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any

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right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(b) Upon the execution and delivery by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a “Security Agreement Supplement”), such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Loan Documents to “Grantor” shall also mean and be a reference to such Additional Grantor, each reference in this Agreement and the other Loan Documents to the “Collateral” shall also mean and be a reference to the Collateral granted by such Additional Grantor and each reference in this Agreement to a Schedule shall also mean and be a reference to the schedules attached to such Security Agreement Supplement.

Section 22. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier or other electronic transmission) and mailed, telecopied or otherwise delivered, in accordance with the Credit Agreement, or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties.

Section 23. Continuing Security Interest; Assignments Under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Secured Obligations and (ii) the Termination Date, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and permitted assigns. Without limiting the generality of the foregoing clause (c), subject to Section 9.07 of the Credit Agreement, any Lender Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes, if any, held by it) to any Eligible Assignee, and such Eligible Assignee shall thereupon become vested with all the benefits in respect thereof granted to such Lender Party herein or otherwise, in each case as provided in Section 9.07 of the Credit Agreement.

Section 24. Release; Termination.

(a) Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor in accordance with the terms of the Loan Documents, the security interest in such Collateral will automatically be released without further action by any party and the Collateral Agent will, at such Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that, except as permitted under Section 5.02(g) of the Credit Agreement, (i) at the time of such request and such release no Event of Default shall have occurred and be continuing, (ii) such Grantor shall have delivered to the Collateral Agent, at least three (3) Business Days prior to the date of the proposed release, a written request for release in reasonable detail describing the item of Collateral, together with a form of release for execution by the Collateral Agent and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents; (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with Section 2.06 of the Credit Agreement shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Collateral Agent when and as required under Section 2.06 of the Credit Agreement, and (iv) in the case of Collateral sold or disposed of, the release of a Lien created hereby will not be effective until the

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receipt by the Collateral Agent of the Net Cash Proceeds arising from the sale or disposition of such Collateral.

(b) Upon the latest of (i) the payment in full in cash of the Secured Obligations (other than contingent indemnification obligations which are not then due and payable), (ii) the Termination Date and (iii) the termination or expiration of all Letters of Credit, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Collateral Agent will, at the applicable Grantor’s expense, approve, execute, assign, transfer and/or deliver to such Grantor such documents and instruments (including, but not limited to UCC termination financing statements or releases) as such Grantor shall reasonably request to evidence such termination.

Section 25. Certain Provisions in Respect of Mexican Inventory. (a) For purposes of perfecting the first priority Lien and security interest on any Collateral held from time to time by any Mexican Depository in connection with the manufacture in Mexico of finished products by such Mexican Depository (the “Mexican Collateral”), each Grantor hereby pledges to the Collateral Agent, for itself and for the ratable benefit of the Secured Parties, as security for the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Mexican Collateral in accordance with paragraph IV of Article 334 of the Mexican General Law of Negotiable Instruments and Credit Transactions (Ley General de Títulos y Operaciones de Crédito).

(b) Each Grantor and the Collateral Agent hereby appoints each Mexican Depository as depository of the Mexican Collateral. The parties hereto agree that each Mexican Depository may from time to time in the ordinary course of business receive and maintain possession of the Mexican Collateral for the purpose of manufacturing finished products for sale by such Grantor and shall act as depository for the benefit of the Collateral Agent, on behalf of itself and the Secured Parties, with respect to such Mexican Collateral, which shall at all times remain subject to the first priority Lien and security interest created hereunder. Each Grantor acknowledges and agrees that each Mexican Depository shall hold any and all Mexican Collateral in its control or possession for the benefit of Collateral Agent, on behalf of itself and the Secured Parties, and that each Mexican Depository shall act upon the instructions of the Collateral Agent without the further consent of such Grantor. The Collateral Agent agrees with the Grantors that it shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by any Grantor with respect to any Mexican Depository.

(c) If an Event of Default has occurred and is continuing, the Collateral Agent shall be entitled, without the consent of any Grantor, to remove any Mexican Depository as depository and appoint a different depository. No Mexican Depository shall be released from its obligations hereunder, unless a replacement depository has been appointed in accordance with this Agreement and such replacement depository has assumed the obligations of such Mexican Depository hereunder, including without limitation, taking physical possession of the Mexican Collateral and executing the letter referred to in subsection (d) below.

(d) Upon the request of the Collateral Agent, each Grantor shall deliver to the Collateral Agent, a letter from each Mexican Depository or any other entity acting as depository, acceptable to the Collateral Agent in substantially in the form of Exhibit B hereto.

For purposes of this Section 25, “Mexican Depository” shall mean each Subsidiary of the Borrower domiciled in Mexico that is at any time in possession of Inventory owned by any Grantor and

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included in the calculation of Eligible Inventory, in each case in its capacity as depository of the Mexican Collateral, or any successor depository thereof.

Section 26. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or other electronic transmission shall be effective as delivery of an original executed counterpart of this Agreement.

Section 27. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

DANA HOLDING CORPORATION, as Borrower

By:	/s/ Lillian Etzkorn
Name: Lillian Etzkorn
Title: VP, Treasuer

[Signature Page to Amended and Restated Security Agreement]

DANA LIMITED, as a Grantor

By:	/s/ Lillian Etzkorn
Name: Lillian Etzkorn
Title: Treasurer

DANA AUTOMOTIVE SYSTEMS GROUP, LLC as a Grantor

By:	/s/ Lillian Etzkorn
Name: Lillian Etzkorn
Title: Treasurer

DANA DRIVESHAFT PRODUCTS, LLC, as a Grantor

By:	/s/ Lillian Etzkorn
Name: Lillian Etzkorn
Title: Treasurer

DANA DRIVESHAFT MANUFACTURING, LLC, as a Grantor

By:	/s/ Lillian Etzkorn
Name: Lillian Etzkorn
Title: Treasurer

DANA LIGHT AXLE PRODUCTS, LLC, as a Grantor

By:	/s/ Lillian Etzkorn
Name: Lillian Etzkorn
Title: Treasurer

DANA LIGHT AXLE MANUFACTURING, LLC, as a Grantor

By:	/s/ Lillian Etzkorn
Name: Lillian Etzkorn
Title: Treasurer

DANA SEALING PRODUCTS, LLC, as a Grantor

By:	/s/ Lillian Etzkorn
Name: Lillian Etzkorn
Title: Treasurer

[Signature Page to Amended and Restated Security Agreement]

DANA SEALING MANUFACTURING, LLC, as a Grantor

By:	/s/ Lillian Etzkorn
Name: Lillian Etzkorn
Title: Treasurer

DANA STRUCTURAL PRODUCTS, LLC, as a Grantor

By:	/s/ Lillian Etzkorn
Name: Lillian Etzkorn
Title: Treasurer

DANA STRUCTURAL MANUFACTURING, LLC, as a Grantor

By:	/s/ Lillian Etzkorn
Name: Lillian Etzkorn
Title: Treasurer

DANA THERMAL PRODUCTS, LLC, as a Grantor

By:	/s/ Lillian Etzkorn
Name: Lillian Etzkorn
Title: Treasurer

DANA HEAVY VEHICLE SYSTEMS GROUP, LLC, as a Grantor

By:	/s/ Lillian Etzkorn
Name: Lillian Etzkorn
Title: Treasurer

DANA COMMERCIAL VEHICLE PRODUCTS, LLC, as a Grantor

By:	/s/ Lillian Etzkorn
Name: Lillian Etzkorn
Title: Treasurer

DANA COMMERCIAL VEHICLE MANUFACTURING, LLC, as a Grantor

By:	/s/ Lillian Etzkorn
Name: Lillian Etzkorn
Title: Treasurer

[Signature Page to Amended and Restated Security Agreement]

SPICER HEAVY AXLE & BRAKE, INC., as a Grantor

By:	/s/ Lillian Etzkorn
Name: Lillian Etzkorn
Title: Treasurer

DANA OFF HIGHWAY PRODUCTS, LLC, as a Grantor

By:	/s/ Lillian Etzkorn
Name: Lillian Etzkorn
Title: Treasurer

DANA WORLD TRADE CORPORATION, as a Grantor

By:	/s/ Lillian Etzkorn
Name: Lillian Etzkorn
Title: Treasurer

DANA AUTOMOTIVE AFTERMARKET, INC., as a Grantor

By:	/s/ Lillian Etzkorn
Name: Lillian Etzkorn
Title: Treasurer

DANA GLOBAL PRODUCTS, INC., as a Grantor

By:	/s/ Lillian Etzkorn
Name: Lillian Etzkorn
Title: Treasurer

[Signature Page to Amended and Restated Security Agreement]

CITIBANK, N.A., as Collateral Agent

By:	/s/ Shane V. Azzara
Name: Shane V. Azzara
Title: Director and Vice President

[Signature Page to Amended and Restated Security Agreement]

Schedule I to the

Security Agreement

PLEDGED DEPOSIT ACCOUNTS

Grantor	Type of Account	Name and Address of Bank	Account Number

SECURITIES ACCOUNTS

Grantor	Type of Account	Name and Address of Bank	Account Number

[Signature Page to Amended and Restated Security Agreement]

Schedule II to the

Security Agreement

MATERIAL INTELLECTUAL PROPERTY

[Reserved]

[Signature Page to Amended and Restated Security Agreement]

Schedule III to the

Security Agreement

CHIEF EXECUTIVE OFFICE, TYPE OF ORGANIZATION, JURISDICTION OF

ORGANIZATION AND ORGANIZATIONAL IDENTIFICATION NUMBER

Grantor	Chief Executive Office	Type of Organization	Jurisdiction of Organization	Organizational I.D. No.

[Signature Page to Amended and Restated Security Agreement]

Schedule IV to the

Security Agreement

CHANGES IN NAME, LOCATION, ETC.

[Signature Page to Amended and Restated Security Agreement]

Schedule V to the

Security Agreement

LOCATION OF INVENTORY

[Name of Grantor]

Locations of Inventory:

[Name of Grantor]

Locations of Inventory:

Dana – Security Agreement

Exhibit A to the

Security Agreement

FORM OF SECURITY AGREEMENT SUPPLEMENT

[Date of Security Agreement Supplement]

Citibank, N.A.,

as the Collateral Agent for the

Secured Parties referred to in the

Credit Agreement referred to below

Attn:

Phone:

Telecopy:

Email:

DANA HOLDING CORPORATION

Ladies and Gentlemen:

Reference is made to (i) the Amended and Restated Revolving Credit and Guaranty Agreement dated as of June 20, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Dana Holding Corporation, a Delaware corporation, the Guarantors party thereto, the Lenders party thereto, Citibank, N.A. (“CITI”), as collateral agent (together with any successor collateral agent appointed pursuant to Article VII of the Credit Agreement, the “Collateral Agent”), and CITI, as administrative agent for the Lender Parties, and (ii) the Amended and Restated Security Agreement dated June 20, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) made by the Grantors from time to time party thereto in favor of the Collateral Agent for the Secured Parties. Terms defined in the Credit Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or the Security Agreement.

SECTION 1. Grant of Security. Subject to any Intercreditor Agreement, the undersigned hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of its right, title and interest in and to all of the Collateral of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement.

SECTION 2. Security for Obligations.

The grant of a security interest in the Collateral by the undersigned under this Revolving Facility Security Agreement Supplement and the Security Agreement secures the payment of all Obligations of the undersigned now or hereafter existing under or in respect of the Loan Documents,

Dana – Security Agreement

whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this Security Agreement Supplement and the Security Agreement secure the payment of all amounts that constitute part of the Secured Obligations and that would be owed by the undersigned to any Secured Party under the Loan Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

SECTION 3. Supplements to Security Agreement Schedules. The undersigned has attached hereto supplemental Schedules I through VIII to Schedules I through VIII, respectively, to the Security Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Security Agreement and are complete and correct in all material respects.

SECTION 4. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 8 of the Security Agreement (as supplemented by the attached supplemental schedules) to the same extent as each other Grantor (except to the extent such representations and warranties expressly relate to an earlier date).

SECTION 5. Obligations Under the Security Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors. The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to the undersigned.

SECTION 6. Execution in Counterparts. This Security Agreement Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Security Agreement Supplement by telecopier or other electronic transmission shall be effective as delivery of an original executed counterpart of this Security Agreement Supplement.

SECTION 7. Termination. This Security Agreement Supplement shall terminate concurrently with the termination of the Security Agreement in accordance with the terms thereof.

SECTION 8. Governing Law. This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[NAME OF ADDITIONAL GRANTOR]

By
Name:
Title:

Address for notices:

Dana – Security Agreement